UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 14, 2022

Precision BioSciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38841	20-4206017
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 East Pettigrew St., Suite A-100, Durham, North Carolina 27701

(Address of principal executive offices) (Zip Code)

(919) 314-5512

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000005 per share	DTIL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Collaboration and License Agreement

On June 14, 2022, Precision BioSciences, Inc. (the “Company”), entered into a collaboration and license agreement (the “Collaboration and License Agreement”) with Novartis Pharma AG (“Novartis”), which became effective on June 15, 2022 (the “Effective Date”), to collaborate to discover and develop in vivo gene editing products incorporating custom ARCUS nucleases of the Company for the purpose of seeking to research and develop potential treatments for certain diseases (as defined in the Collaboration and License Agreement, the “Licensed Products”). Any initial Licensed Products will be developed for the potential treatment of certain hemoglobinopathies, including sickle cell disease and beta thalassemia.

Pursuant to the terms of the Collaboration and License Agreement, the Company will develop an ARCUS nuclease and conduct in vitro characterization for the Licensed Products, with Novartis then assuming responsibility for all subsequent development, manufacturing and commercialization activities. Novartis will receive an exclusive license for, and be required to use commercially reasonable efforts to conduct all subsequent research, development, manufacture and commercialization activities with respect to, the Licensed Products. The Company will initially develop a single, custom ARCUS nuclease for a defined “safe harbor” target site for insertion of specified therapeutic payloads in the patient’s genome (the “Initial Nuclease”) for Novartis to further develop as a potential in vivo treatment option for certain hemoglobinopathies, including sickle cell disease and beta thalassemia. Pursuant to the terms of the Collaboration and License Agreement, Novartis may elect, subject to payment of a fee to the Company, to replace Licensed Products based on the Initial Nuclease with Licensed Products based on a second custom ARCUS nuclease designed by the Company for gene editing of a specified human gene target associated with hemoglobinopathies (the “Replacement Nuclease”). Additionally, Novartis has the option, upon payment of a fee to the Company for each exercise of the option, to include Licensed Products utilizing the Initial Nuclease for insertion of up to three additional specified therapeutic payloads at the “safe harbor” target site, each intended to treat a particular genetic disease. The exercise period for such option ends on the earlier of (a) the fourth anniversary of the Effective Date and (b) the replacement of the Initial Nuclease with the Replacement Nuclease as described above.

The Company will receive an upfront cash payment of $50.0 million under the Collaboration and License Agreement, and on the Effective Date Novartis made an equity investment of $25.0 million in the Company’s common stock pursuant to a stock purchase agreement between the Company and Novartis as described below (the “Stock Purchase Agreement”). The upfront cash payment and the equity investment, together with the Company’s existing cash and cash equivalents, expected operational receipts, and available credit, are projected to extend the Company’s cash runway into Q2 2024. The Company will also be eligible to receive milestone payments of up to an aggregate of approximately $1.4 billion as well as certain research funding. If Licensed Products resulting from the collaboration are approved and sold, the Company will also be entitled to receive tiered royalties ranging from the mid-single digit to low-double digit percentages on net sales of Licensed Products, subject to customary potential reductions. Novartis’s obligation to pay royalties to the Company expires on a country-by-country and Licensed Product-by-Licensed Product basis, upon the latest to occur of certain events related to expiration of patents, regulatory exclusivity or a period of ten years following the first commercial sale of the Licensed Product.

Unless earlier terminated, the Collaboration and License Agreement will remain in effect on a Licensed Product-by-Licensed Product and country-by-country basis until the expiration of a defined royalty term for each Licensed Product and country. Novartis has the right to terminate the Collaboration and License Agreement without cause by providing advance notice to the Company. Either party may terminate the Collaboration and License Agreement for material breach by the other party and a failure to cure such breach within the time period specified in the Collaboration and License Agreement. Precision may also terminate the Collaboration and License Agreement due to a challenge to its patents brought by Novartis.

Stock Purchase Agreement and Registration Rights Agreement

Concurrently with the execution of the Collaboration and License Agreement, on June 14, 2022, the Company and Novartis entered into the Stock Purchase Agreement pursuant to which, on the Effective Date, the Company issued and sold to Novartis 12,407,440 shares of the Company’s common stock (the “Shares”) in a private placement transaction for an aggregate purchase price of $25.0 million, or approximately $2.01 per share. The price per share of the Company’s common stock under the Stock Purchase Agreement represented a 20% premium over the volume-weighted-average-price of the Company’s common stock over the 10 trading days preceding the execution date of the Stock Purchase Agreement.

Pursuant to the Stock Purchase Agreement, subject to certain exceptions, Novartis may not sell the Shares without the Company’s approval for a period of two years following the Effective Date (the “Holding Period”). In addition, for a period of two years following the Effective Date, Novartis and its affiliates may not (a) effect or otherwise participate in, directly or indirectly, any acquisition of any securities or material assets of the Company, any tender offer or exchange offer, merger or other business combination or change of control involving the Company, any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company, or any solicitation of proxies or consents to vote any securities of the Company or (b) act with any other person, or publicly disclose any intention, to do any of the foregoing. The Stock Purchase Agreement also contains customary representations, warranties, and covenants of each of the Company and Novartis.

On the Effective Date, the Company and Novartis also entered into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company has agreed, within the time periods specified in the Registration Rights Agreement, to register the resale of the Shares on a registration statement to be filed with the Securities and Exchange Commission (the “SEC”). The Registration Rights Agreement contains customary indemnification provisions, and all registration rights terminate in their entirety effective on the first date on which there cease to be any Registrable Securities (as defined in the Registration Rights Agreement) outstanding.

The foregoing descriptions of the Collaboration and License Agreement, the Stock Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Collaboration and License Agreement, the Stock Purchase Agreement and the Registration Rights Agreement, copies of which are attached hereto as Exhibits 10.1, and 10.2 and 10.3, respectively, and are incorporated into this Item 1.01 by reference.

Item 3.02.Unregistered Sales of Equity Securities.

The description of the Stock Purchase Agreement and the issuance and sale of the Shares thereunder set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The Shares were offered and sold to Novartis in a private placement that is exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 7.01.Regulation FD Disclosure.

On June 21, 2022, the Company issued a press release announcing the Collaboration and License Agreement with Novartis. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

As described in the accompanying press release, the Company will be hosting a conference call and webcast on June 22, 2022 at 8:00 a.m., Eastern Time, to discuss the collaboration with Novartis. Access to the live webcast and the accompanying presentation materials will be available in the “Investors” portion of the Company’s website at https://investor.precisionbiosciences.com.

The information contained in this Item 7.01 (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it deemed to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

Statements in this Current Report on Form 8-K regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding activities and obligations under the

Collaboration and License Agreement, statements regarding the expected benefits of and potential treatment options that may result, expectations about achievement of key milestones, the expected payments pursuant to and satisfaction of obligations under the Collaboration and License Agreement, Stock Purchase Agreement and Registration Rights Agreement, and the projected cash runway. Forward-looking statements may be identified by words such as “anticipates,” “believe,” “continue,” “expect,” “intend,” “may,” “plan to,” “potential,” “projects,” “will,” and other similar words or expressions, or the negative of these words or similar words or expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, including, without limitation, the risks referred to under the section “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, as such factors may be updated from time to time in the Company’s other filings with the SEC, which filings are accessible on the SEC’s website at www.sec.gov. All forward-looking statements speak only as of the date of this Current Report on Form 8-K, and except as required by applicable law, the Company has no obligation to update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Item 9.01.Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1*	Collaboration and License Agreement, dated June 14, 2022, by and between Precision BioSciences, Inc. and Novartis Pharma AG.

10.2*	Stock Purchase Agreement, dated June 14, 2022, by and between Precision BioSciences, Inc. and Novartis Pharma AG.

10.3	Registration Rights Agreement, dated June 15, 2022, by and between Precision BioSciences, Inc. and Novartis Pharma AG.

99.1	Press Release of Precision BioSciences, Inc., dated June 21, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*Portions of this exhibit have been omitted pursuant to Rule 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION BIOSCIENCES, INC.

Date: June 21, 2022	By:	/s/ John Alexander Kelly
John Alexander Kelly
Chief Financial Officer